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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                  ____________


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



          Capital One Bank, on behalf of the Capital One Master Trust
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


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
                Virginia                                 54-1719855
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   (State of incorporation or organization)             (IRS Employer
                                                      Identification No.)

11011 West Broad Street, Glen Allen, Virginia               23060
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  (Address of principal executive offices)                (Zip Code)
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
If this form relates to the registration of a   If this form relates to the registration of a
class of securities pursuant to Section         class of securities pursuant to Section 12(g)
12(b) of the Exchange Act and is effective      of the Exchange Act and is effective pursuant
pursuant to General Instruction A.(c),          to General Instruction A.(d), please check the
please check the following box.                 following box.
-----------------------------------------------------------------------------------------------
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Securities Act registration statement file number to which this form relates:
   333-40168 and 333-40168-01
   --------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                            Capital One Master Trust
         Class A Floating Rate Asset Backed Certificates, Series 2000-5
         --------------------------------------------------------------
                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "Risk Factors"; "Introduction"; "Maturity Considerations"; "Series Provisions"; and "ERISA Considerations" in the Prospectus Supplement dated November 16, 2000 and "Prospectus Summary"; "Risk Factors"; "The Accounts"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated November 13, 2000 (the Prospectus and the Prospectus Supplement are incorporated herein by reference).

Item 2.  Exhibits.
         --------

         Exhibit 1--Form of specimens of certificates representing Class A
                    Floating Rate Asset Backed Certificates, Series 2000-5.

         Exhibit 2--Pooling and Servicing Agreement (incorporated by reference to Exhibit 5.1 to the Registrant's Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission on February 2, 1994).

         Exhibit 3--Amendment No. 1 to the Pooling and Servicing Agreement,
                    dated as of May 17, 1994, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission on July 29, 1994).

         Exhibit 4--Amendment No. 2 to the Pooling and Servicing Agreement,
                    dated as of May 23, 1995, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference the Registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on September 29, 1995).

         Exhibit 5--Amendment No. 3 to the Pooling and Servicing Agreement,
                    dated as of October 15, 1997, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on October 16, 1997).

         Exhibit 6--Amendment No. 4 to the Pooling and Servicing Agreement,
                    dated as of April 24, 1998, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on May 28, 1999).
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         Exhibit 7--Amendment No. 5 to the Pooling and Servicing Agreement,
                    dated as of January 25, 2000, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to the Registrant's Form S-3 (File Nos. 333-40168 and 333-40168-01)
                    filed with the Securities and Exchange Commission on June 26, 2000).

         Exhibit 8--Amendment No. 6 to the Pooling and Servicing Agreement,
                    dated as of October 13, 2000, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the registrant's Form 8-K) filed with the Securities and Exchange Commission on November 3, 2000.

         Exhibit 9--Series 2000-5 Supplement (incorporated by reference to the
                    Registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on December 12, 2000).

        Exhibit 10--Prospectus Supplement dated November 16, 2000, as filed with the Securities and Exchange Commission on November 20, 2000, pursuant to Rule 424(b)(5), together with the Prospectus dated November 13, 2000 as filed with the Securities and Exchange Commission on November 15, 2000, pursuant to Rule 424(b)(5).
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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                              CAPITAL ONE BANK,
                                on behalf of Capital One Master Trust



Date:  November 28, 2000
                              By: /s/  Thomas Feil
                                  ----------------
                                  Thomas Feil
                                  Director of Securitization
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                                 INDEX TO EXHIBITS
                                 -----------------

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

  Exhibit
   Number                                          Exhibit
------------  -----------------------------------------------------------------

     1 Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 2000-5.

     2        Pooling and Servicing Agreement (incorporated by reference to
              Exhibit 5.1 to the Registrant's Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission on February 2, 1994).

     3 Amendment No. 1 to the Pooling and Servicing Agreement, dated as of May 17, 1994, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission on July 29, 1994).

     4 Amendment No. 2 to the Pooling and Servicing Agreement, dated as of May 23, 1995, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference the Registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on September 29,
              1995).

     5 Amendment No. 3 to the Pooling and Servicing Agreement, dated as of October 15, 1997, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on October 16, 1997).

     6 Amendment No. 4 to the Pooling and Servicing Agreement, dated as of April 24, 1998, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on May 28, 1999).

     7 Amendment No. 5 to the Pooling and Servicing Agreement, dated as of January 25, 2000, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to the Registrant's Form S-3 (File Nos. 333-40168 and 333-40168-01) filed with the Securities and Exchange Commission on June 26, 2000).

     8 Amendment No. 6 to the Pooling and Servicing Agreement, dated as of October 13, 2000, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the registrant's
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

  Exhibit
   Number                                          Exhibit
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
              Form 8-K) filed with the Securities and Exchange Commission on November 3, 2000.

     9 Exhibit 9--Series 2000-5 Supplement (incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on December 12,
              2000).

     10 Prospectus Supplement dated November 16, 2000, as filed with the Securities and Exchange Commission on November 20, 2000, pursuant to Rule 424(b)(5), together with the Prospectus dated November 13, 2000 as filed with the Securities and Exchange Commission on November 15, 2000, pursuant to Rule 424(b)(5).
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